SUBSCRIPTION AGREEMENT AND INVESTMENT SUITABILITY QUESTIONNAIRE

IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.

Great China Mania Holdings, Inc.
203 Hankow Center, 5-15 Hankow Road
Tsimshatsui, Kowloon, Hong Kong

Re:           Great China Mania Holdings, Inc. Placement of Common Stock.

Gentlemen:

The undersigned hereby tenders this subscription for the purchase of 28,500,000 shares (“Units”) consisting of one share of the common stock (“Common Stock”) of Great China Mania Holdings, Inc., a Florida corporation (the “Company”).  A check or other form of payment payable to “Great China Mania Holdings, Inc.” in the amount of HK$ 4,050,000 (or US$ 519,200) is also delivered herewith.  By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1. The undersigned acknowledges and represents as follows:

a.
That the undersigned has received and had the opportunity to review the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-Q and 10-K, with the exhibits thereto, and has been given full and complete access to information regarding the Company and has utilized such access to the undersigned’s satisfaction for the purpose of obtaining such information regarding the Company as the undersigned has reasonably requested; and, particularly, the undersigned has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and to obtain any additional information, to the extent reasonably available;

b.
That the undersigned recognizes that the Company has a limited operating history and that the Shares as an investment involve a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company;

c.
That the undersigned realizes that (i) the purchase of the Shares is a long-term investment; (ii) the purchaser of the Shares must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933 (“1933 Act”) or under the securities laws of any state and, therefore, the Shares cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and (iii) the transferability of the Shares is restricted and that a legend may be placed on any certificate representing the securities substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

2.  The undersigned represents and warrants that the undersigned comes within one of the categories of “accredited investor” marked below, and the undersigned has truthfully initialed the category which applies to the undersigned and has truthfully set forth the factual basis or reason the undersigned comes within that category.  ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information, which the Company deems necessary in order to verify the answers set forth below.

a.	Please check each of the following that applies to you:

□	I am a natural person with a personal net worth, or joint net worth with my spouse, in excess of $1 million at the time of purchase (excluding personal residence).

X	I am a natural person who had an individual annual income above $200,000 in each of 2010 and 2009 and I expect my annual income for 2011 to exceed $200,000.

□	I am a natural person who had a joint annual income with my spouse above $300,000 in 2010 and 2009 and I reasonably expect such joint annual income for 2011 to exceed $300,000.

□	I am a director or executive officer of Great China Mania Holdings, Inc.

b.
State briefly the nature of the knowledge and experience you have in financial and business matters (including your occupation) that render you capable of evaluating the merits and risks involved in purchasing securities offered by a private company for investment purposes, and for which there may not be a market.

I have two years of experience in purchasing OTCBB stock.

3.  Investor Information for Entities

a.	If the prospective investor is an entity (i.e., not a natural person), please describe the nature of the entity below (e.g., partnership, corporation, trust, etc.).

 N/A

b.	Please check each of the following that applies to the entity:

□
Such entity is a corporation, partnership, business trust or an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, that was not formed for the specific purpose of acquiring restricted securities for investment purposes, and that has total assets in excess of $5 million.

□	Such entity is a corporation, partnership, business trust or an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in which all equity owners are accredited investors.

□
Such entity is a bank, savings and loan association or credit union, registered broker or dealer, insurance company, registered investment company, registered business development company, licensed small business investment company, employee benefit plan established and maintained by a state or its political subdivisions or any agency or instrumentality thereof that has total assets in excess of $5 million, or employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose plan fiduciary is either a bank, savings and loan association, insurance company or registered investment advisor or if the employee benefit plan has total assets in excess of $5 million, or, if a self directed plan, has investment decisions made solely by persons who come within one of the categories specified in Item 2 above.

□	Such entity is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

□
Such entity is a trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring restricted securities for investment purposes, whose acquisition of restricted securities is directed by a person who has such knowledge and experience in investment, financial and business matters that he or she is capable of evaluating the merits and risks of such an investment.  If you have checked this box, please state briefly below the nature of the knowledge and experience in financial and business matters of such person (including current occupation) on which you base the conclusions that such person is capable of evaluating the merits and risks involved in such an investment decision.

□
Such entity is an entity where all of the members are natural persons with a personal net worth, or joint net worth with my spouse, in excess of $1 million at the time of purchase (excluding personal residence), or natural persons who had an individual annual income above $200,000 in each of 2011 and 2010 and I expects annual income for 2012 to exceed $200,000 or are natural persons who had a joint annual income with a spouse above $300,000 in 2011 and 2010 and I reasonably expect such joint annual income for 2012 to exceed $300,000.

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4.	By signing this questionnaire, the undersigned hereby confirms that the answers to the foregoing questions are true and complete.

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If by an individual on behalf of himself or herself:

/s/ Chan Ka Wai
Signature Chan Ka Wai
Print Name January 19, 2012
Date

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ACCEPTANCE

This Subscription Agreement is accepted as of January 19, 2012.

Great China Mania Holdings, Inc.
a Florida corporation

By:	/s/ Yau Wai Hung
Yau Wai Hung Chief Executive Officer, President, & Director